STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, CA  95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys for Consolidated Debtor

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In re: LARGE SCALE BIOLOGY CORPORATION, et al. Consolidated Debtor. Tax ID #77-0154648	CASE NO. 06-20046-A-11 Jointly Administered Chapter 11 DCN: FWP-40 Date:August 2, 2007 Time:9:00 a.m. Crtrm:28

MOTION TO APPROVE SALE AND ASSIGNMENT OF NICOTIANA LICENSES TO ICON GENETICS GMBH FREE AND CLEAR OF INTERESTS SUBJECT TO OVERBIDS AND RELATED RELIEF

Large Scale Biology Corporation, et al. (“LSBC” or the “Consolidated Debtor”), files this motion to approve the sale and assignment of certain licenses related to the Nicotiana field (the “Icon Licenses”) free and clear of liens and interests to Icon Genetics GmbH for $50,000 subject to overbids (the “Motion”).  In support of this Motion, LSBC respectfully represents:

JURISDICTION

1.           The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157.  This matter concerns the administration of the bankruptcy estates herein, and accordingly, this is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A), (N) and (O).  Venue is proper pursuantto 28 U.S.C. §§ 1408 and 1409.  The statutory basis for relief is 11 U.S.C. §§ 105, 363, and 365.  Federal Rules of Bankruptcy Procedure 2002, 6004 and 9014 are applicable to this proceeding.

2.           LSBC filed its bankruptcy petition on January 9, 2006.  LSBC’s case is jointly administered with the cases of its two subsidiaries, Large Scale Bioprocessing, Inc, and Predictive Diagnostics, Inc., pursuant to order of the Court.  The Debtors’ First Amended Joint Plan of Liquidation, as modified, was confirmed by order of this Court entered October 12, 2006, and went effective on October 23, 2006 (the “Plan”).  The Plan provides in section 6.3 that transactions outside the ordinary course of business shall be approved by the Court, except transactions that have a net effect of less than $25,000.  Because this transaction has a net effect of more than $25,000, the Consolidated Debtor files this Motion for Court approval.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

RELIEF REQUESTED

3.           The Consolidated Debtor respectfully requests the Court to enter an order:

a.      Authorizing the Consolidated Debtor to enter into the Asset Purchase Agreement, attached as Exhibit A to the Exhibit document filed herewith, with Icon Genetics GmbH (“Icon”), for the sale of the Icon Licenses for $50,000, subject to overbids;

b.      Approving the Consolidated Debtor’s assignment of the Icon Licenses, as defined in the Assignment and Assumption of Licenses and Schedule 1.01 attached thereto, a true and correct copy of which is attached as Exhibit B to the Exhibit document filed herewith;

c.      Transferring the Icon Licenses described in the Asset Purchase Agreement pursuant to Bankruptcy Code section 363(f) free and clear of all Liens (as defined in the Asset Purchase Agreement), including:

i.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to intellectual property or the Icon Licenses, or have been satisfied in full;

ii.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

iii.           Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

iv.           Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

v.           All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

d.      Approving the overbid procedures set forth herein;

e.      Considering any overbids presented at the hearing on this Motion in accordance with the overbid procedures set forth herein and reserving the right to continue the hearing on this Motion if more time is needed for overbids;

f.      Approving Section 1.04, Article IV and Article VII of the Asset Purchase Agreement as immediately binding upon and enforceable obligations of the Consolidated Debtor in accordance with the Asset Purchase Agreement;

g.      Authorizing the Consolidated Debtor to execute and enter into the Reaffirmation Agreement and Reaffirmation Agreement, Assignment and Assumption Agreement which are attached as Exhibits E and F to the Exhibit document filed herewith, as further referenced below and as executed and dated contemporaneously with the Asset Purchase Agreement; and

h.      For such other and further relief as is just and appropriate in the circumstances of this case.

BACKGROUND FACTS SPECIFIC TO MOTION

4.           LSBC is a biotechnology company, founded in 1987 to use new methods of genetic engineering to produce pharmaceutical proteins and vaccines at a lower cost than is possible with traditional manufacturing methods.

5.           The confirmed Plan provides for the liquidation of all of the assets of the estate.  LSBC is the licensee of certain patents owned or licensed by Icon to LSBC.  More specifically, LSBC is the licensee under:  (a) a License and Development Agreement (“L and D Agreement”), dated as of March 1, 1999, by and between Biosource Technologies, Inc., Icon Genetics, Inc, and the International Institute of Cell Biology, National Academy of Sciences of Ukraine(“Institute”), as reaffirmed pursuant to that certain Reaffirmation Agreement executed and dated contemporaneously with the Asset Purchase Agreement, granting an exclusive worldwide license in the Nicotiana Field under the Icon Inventions and the Institute Inventions (as such terms are defined in the L and D Agreement) and certain nonexclusive rights; and (b) a License Agreement, dated as of September 2, 2001, by and between Agenetics Corporation (an affiliate or predecessor in interest of LSBC) and Icon, as reaffirmed, assigned and assumed pursuant to that certain Reaffirmation, Assignment and Assumption Agreement executed and dated contemporaneously with the Asset Purchase Agreement, granting a worldwide license in the Nicotiana Field under the Icon Patents (as defined in this License Agreement), which license contains inconsistent terms regarding exclusivity, but is clarified by a side letter dated December 27, 2005, designating the license as nonexclusive, all as more specifically described in the Asset Purchase Agreement attached as Exhibit A to the Exhibit document filed herewith (collectively, with the "Documentation" described in the Asset Purchase Agreement, the “Icon Licenses”).1

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

6.           A general description of the Icon Genetics' technology licensed to LSBC being transferred to Icon Genetics under the terms of the Asset Purchase Agreement is as follows:

Intellectual property licensed from Icon Genetics AG includes technology for gene expression in tobacco plants (Nicotiana) and related processes for the modification of the contents and properties of Nicotiana plants and plant seeds, such technologies encompassing viral, bacterial and/or eukaryotic gene delivery and expression vectors.  Technologies include:

•	Plastid transformation of tobacco including gene disruption and gene replacement
•	Novel technology utilizing translational (IRES) elements instead of transcriptional (promoter) ones
•	Transgenic plants devoid of antibiotic markers and free of viral and bacterial promoters and other elements
•	Viral vectors for targeted nuclear integration
•	Multi-component systems for safer biological containment including zero-level expression in an un-induced state
•	DNA-encoded information system to track transgenes
•	Plant artificial chromosomes
•	Virus-based fusion protein purification process

More information regarding the Icon licenses and the technology covered thereby is available from Consolidated Debtor under the terms of a confidentiality agreement. Prospective bidders seeking more information should contact Lindsay Hover at Venturi & Company LLC, (650) 342-8100.

1  The sale also includes all contract administration files relating to the Icon Licenses to the extent they are separate and distinct from other like documents, materials and information held or maintained by LSBC (other than financial journals, ledgers, attorney-client communications or tax returns).

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

7.           By this Motion, the Consolidated Debtor is requesting Court authority to sell the Icon Licenses to Icon for $50,000, which amount, less the deposit required by the APA, will be payable by Icon by wire transfer on the Closing Date in immediately available funds, subject to overbids.

8.           The Asset Purchase Agreement provides that, except as otherwise expressly set forth therein, the Consolidated Debtor makes no representation or warranties regarding other than that it has not waived, released, assigned, licensed, sublicensed, or abandoned any of its rights with respect to the Icon Licenses.  APA §§ 2.06 and 2.11.

9.           The Consolidated Debtor must, however, transfer good and marketable title to the Icon Licenses free and clear of liens, claims, interests and encumbrances.  APA §§ 2.08 and 7.01.  This is an important aspect of the transaction, and other contemplated transactions, given the Consolidated Debtor’s need to obtain the maximum value from the assets of the estates.

OVERBID PROCEDURES

10.           If any party desires to make an overbid on the Icon Licenses, it must comply with the overbid procedures set forth below and as agreed to in the APA, subject to any further Court order:

a.      Icon shall be entitled to a break-up expense reimbursement of actual out-of-pocket costs incurred, including attorneys’ fees, of up to $5,000 or, at Icon’s option, $3,000 if Icon is unable to show the allocation of its out-of-pocket expenses to this specific transaction due to its involvement and bidding on multiple related transactions (the “Break-Up Reimbursement Expenses”); provided, however, that such Break-Up Reimbursement Expenses shall be payable only in the event that (i) Icon is not in material breach of the Asset Purchase Agreement at the time of termination and (ii) the Consolidated Debtor consummates an alternative transaction involving in the aggregate a sale of all or a substantial portion of the Icon Licenses (with or without other assets being sold) to a purchaser or purchasers other than Icon;

b.      The initial overbid for the purchase of the Icon Licenses, including the  portion of any overbid for the purchase of all of the assets of the Consolidated Debtor or of additional assets allocated to the purchase of the NHL Vaccine Assets at the sale hearing shall be a minimum of $15,000 over the Purchase Price (i.e., $65,000.00) (the “Initial Overbid”);

MOTION TO APPROVE SALE OF ASSETS RELATED TO THE
MANUFACTURE OF VACCINES FOR TREATING NON-HODGKIN
LYMPHOMA TO BAYER INNOVATION GMBH

c.      Any party intending to submit a bid at the sale hearing must pre-qualify by delivering at least five (5) calendar days before the sale hearing (i) a notice that the overbidder intends to make one or more overbids at the sale hearing in an amount at least as high as the Initial Overbid set forth above;2 (ii) an initial refundable deposit in cash, by bank check or by wire transfer in the amount of $15,000 to the debtor’s special counsel, Gerald B. Sweeney (to be deposited in his Attorney Trust Account) (the “Initial Deposit”); and (iii) evidence, prior to commencement of the sale hearing, in the form reasonably required by the Consolidated Debtor, that the bidder has the available financial resources and the authority to satisfy the Initial Overbid and promptly complete the transactions contemplated by the Asset Purchase Agreement (with such evidence to be supplemented during the sale hearing if the overbids substantially exceed the Initial Overbid);

d.      The winning bidder must be able to close on the earlier of five (5) business days after the order approving this sale has become a final order, but in any event not later than August 15, 2007;

e.      Any overbidder must agree to sign an asset purchase agreement in substantially the same form and terms, except for the Purchase Price and Deposit, as the Asset Purchase Agreement entered into between the Consolidated Debtor and Icon, or an agreement, in form and substance satisfactory to the Consolidated Debtor for the purchase of all of the assets of theConsolidated Debtor or assets of the Consolidated Debtor in addition to the Icon Licenses;3 and

2  The notice of intent to overbid must be sent to Gerald B. Sweeney, Esq., Sweeney Lev, 460 Bloomfield Avenue, Suite 200, Montclair, NJ 07042, Tel: 973-509-1800, Fax: 973-509-1074, E-mail: gsweeney@sweeneylev.com, with a copy to the Consolidated Debtor’s bankruptcy counsel Paul J. Pascuzzi, Felderstein Fitzgerald Willoughby & Pascuzzi LLP, 400 Capitol Mall, Suite 1450, Sacramento, CA 95814, Tel: 916-329-7400 ext. 22, Fax: 916-329-7435, E-mail: ppascuzzi@ffwplaw.com.  The notice of intent to overbid must be received by the deadline.

3  The Consolidated Debtor is informed and believes that Icon or an affiliate of Icon, including Bayer Innovation GmbH may overbid on the sales of other assets that are set for hearing at or about the same time as this Motion.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

f.      The Consolidated Debtor shall notify Icon in writing, as soon as practicable but in no event fewer than four (4) calendar days prior to the sale hearing, if the Consolidated Debtor has received any offer or notice of any intention of an overbidder to submit a bid at the sale hearing.

DISCUSSION

   11.           Section 363(b) of the Bankruptcy Code empowers a trustee to “…sell,…other than in the ordinary course of business, property of the estate.”  11 U.S.C. § 363(b).  In considering a proposed sale, courts look at whether the sale is in the best interests of the estate based on the facts and the history of the case.  In re America West Airlines, 166 B.R. 908, 912 (Bankr. D. Ariz. 1994) (citing In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983)); see also, In re Mozer, 302 B.R. 892, 897 (C.D.Cal. 2003) (sale must be fair, equitable, and in the best interests of the estate).  This requires an examination of the “business justification” for the proposed sale.  In re 240 North Brand Partners, Ltd., 200 B.R. 653 (9th Cir. BAP 1996); In re Wilde Horse Enterprises, Inc., 136 B.R. 830 (Bankr. C.D. Cal. 1991); In re Ernst Home Center, Inc., 209 B.R. 974 (Bankr. W.D. Wash. 1997).  The Trustee has “broad power” under section 363 to sell property of an estate, and indicates that “the manner of sale is within the discretion of the Trustee….”  In re The Canyon Partnership, 55 B.R. 520, 524 (Bankr. S.D. Cal. 1985).

    12.           Section 365(f)(2) provides that an executory contract can be assigned so long as it is assumed and adequate assurance of future performance by the assignee is provided.  11 U.S.C. § 365(f).  Here, the assignment agreement obligates the buyer to perform any and all of the outstanding obligations owed under the license agreements assigned.  See Assumption and Assignment Agreement § 2.  Icon, headquartered in Germany, is an affiliate of Bayer AG.  Icon and other affiliates of Bayer AG evaluate and develop new fields of businesses for the BayerGroup which are in line with Bayer’s core competencies of health care, nutrition and high-tech materials to complement its current key areas of innovation and business.  The Consolidated Debtor has no reason to believe that Icon cannot fully and competently perform the remaining obligations it is assuming.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

    13.           In the alternative, the Icon Licenses to be assigned are not executory contracts.4  Under the provision of 11 U.S.C. § 365(a), a contract is executory “if performance is due to some extent on both sides.”  Lubrizol Enterprises, Inc., v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1045 (4th Cir. 1985) (citing NLRB v. Bildisco and Bildisco, 465 U.S. 513 (1984)).  Section 365 is a two-step inquiry which requires a court to determine whether the contract is executory, and then, whether its rejection “would be advantageous to the bankrupt.”  Lubrizol, 756 F.2d at 1045.  In the initial inquiry of finding an executory contract, the authoritative “Countryman test” requires a finding of a “contract under which the obligation of both the [debtor] and the other party to the contract are so far unperformed that the failure of either to complete performance would constitute a material breach excusing the performance of the other.”  Kaye v. A.R.E. Distribution & Alpine Records, LLC (In re Value Music Concepts, Inc.), 329 B.R. 111, 122-23 (Bankr.N.D.Ga. 2005) (citations omitted).  Various courts which have applied the “Countryman test” have found that license agreements are executory agreements.

Generally speaking, a license agreement is an executory contract as such is contemplated in the Bankruptcy Code.…This is so because each party remains obligated under the agreement—the licensor not to sue for infringement and the licensee to use the patent in accordance with the terms of the agreement.

Buena Vista Television v. Adelphia Communications Corp. (In re Adelphia Communications Corp.), 307 B.R. 404, 428 (Bankr. S.D.N.Y. 2004) (quoting In re Novon International, Inc., 2000 U.S. Dist. LEXIS 5169 (W.D.N.Y. 2000)); see also Everex Systems, Inc. v. Cadtrak Corp. (In re CFLC, Inc.), 89 F.3d 673, 677 (9th Cir. 1996).  Typically, a technology licensing agreement involves continuing “core” obligations such as ongoing notification of further licensing, defense in patent infringement suits, and accounting for and payment of royalties.  See Lubrizol, 756 F.2d at 1045-46.  A breach of such duties has been found by courts to constitute a material breach of the agreement.  Id.  In contrast, limited obligations of making payments of money to the other party, or of canceling indebtedness are not deemed executory.  Id.

4  In the Notice of Executory Contracts Being Assumed or Rejected in connection with confirmation of the Plan, the Consolidated Debtor made the following reservation of rights:  “By filing these lists, the Debtors to not admit or concede that any of the items listed on the attached are executory contracts within the meaning of section 365 of the Bankruptcy Code.  The Debtors reserve the right to argue at a future date that any item (other than a lease) on these lists is an asset of the estate that was not rejected, that remains property of the estate, and is unaffected by confirmation of the Plan.”  See Request for Judicial Notice, Exhibit A, filed herewith.
MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

    14.           The United States Court of Appeals for the Ninth Circuit does not subscribe to a universal rule that considers all licensing agreements as executory contracts.  Rather, an analysis under Section 365 requires a focus on the “particular rights and duties of each contracting party.  The existence of substantial and unperformed obligations on both sides determines this issue.”  In re Qintex Entertainment, Inc., 950 F.2d 1492, 1496 (9th Cir. 1991) (citing to In re Stein and Day, Inc., 81 B.R. 263, 267 (Bankr. S.D.N.Y. 1988) for the holding that there is no executory contract when a licensor completed his contractual obligations before the date of the bankruptcy filing and did not owe further material duties to the licensee).

    15.           Here, the Icon Licenses licensed certain technology to LSBC.  Icon granted fully paid up licenses to LSBC.  The Consolidated Debtor’s only material obligations under these licenses were to receive the right to practice the technology, in return for LSBC’s payment of a one time licensee fee.  Thus, the Icon Licenses being assigned to Icon do not have any continuing obligations that are sufficiently material to render these licenses executory contracts.  See Exhibit Document, Exhibits C and D, for copies of the Icon Licenses.

    16.           The confirmed Plan provides for the Consolidated Debtor to complete the orderly liquidation of the Consolidated Debtor’s business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court previously entered in the cases.

    17.           In order to achieve this goal, the Consolidated Debtor employed Venturi & Company LLC (“Venturi”) as its investment bankers to:

a.      Assist the Consolidated Debtor in formulating the marketing strategy related to the sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of theConsolidated Debtor;

b.      Prepare information materials highlighting the investment considerations of the Consolidated Debtor and/or all of its businesses and/or assets to third parties, as appropriate;

c.      Identify, classify and contact third parties and facilitate their due diligence by responding to inquiries and providing additional information, as appropriate; and

d.      Evaluate offers, assist in negotiations and review and analyze any securities or other consideration offered to the Consolidated Debtor in connection with a sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

    18.           Venturi has been actively marketing the Consolidated Debtor’s assets since September 12, 2006.  Since then, Venturi has worked with LSBC’s former officers and employees to identify potential purchasers for all of the primary asset categories listed in the Plan and Disclosure Statement.  Numerous contacts have been made with most of the targeted potential purchasers.  In this process, Venturi has made contacts and solicited offers from over 175 strategic and financial parties, including prospective purchasers in other countries.  Despite this extensive marketing program and the substantial efforts of Venturi, only a small number of qualified parties expressed interest in the Icon Licenses.  Venturi and the Consolidated Debtor’s special counsel worked with those parties to arrive at an asset purchase agreement.  At this point, it is the Consolidated Debtor’s informed opinion, after consultation with Venturi and special counsel, that the terms of the offer from Icon are the highest and best offer available for the Icon Licenses.  The Consolidated Debtor will serve this Motion on the other prospective purchasers and encourage them to participate in the overbid process.  See Declaration of Lindsay Hoover filed in support of this Motion.

    19.           Since the Plan was confirmed, the Consolidated Debtor has been working diligently to solicit offers for the assets of the estate.  Each month, however, the Consolidated Debtor incurs significant costs for maintaining the patents, rent for its offices, and fees for the investment bankers.  Given the level of interest for the Icon Licenses and the ongoing operating costs, the Consolidated Debtor believes that there is no further benefit to the estate by delaying the sale of the Icon Licenses in the hope that some other party might be interested at a future date.The initial sale price is within the range of projected value for miscellaneous assets in the disclosure statement and there continues to be the prospect of potential overbids that may increase the price significantly.5  Thus, the appropriate business justification for the sale of the Icon Licenses on the terms and conditions set forth in the Asset Purchase Agreement exists and the Court should approve the sale, subject to overbids, as fair, equitable, and in the best interests of the estate.

///

   20.           The Asset Purchase Agreement requires that good and marketable title to the Icon Licenses be transferred to the purchaser free and clear of all liens, claims and encumbrances.  APA §§ 2.08 and 7.01.  The Consolidated Debtor contends that any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, either do not attach to the Icon Licenses or have been satisfied in full based on prior Court-approved transactions.  With respect to the lien of Woodlawn Foundation, the Consolidated Debtor’s landlord, the court approved settlement agreement provides for its consent to any sales of assets, and Woodlawn’s lien will attach to the proceeds of sale.  The Consolidated Debtor contends that any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise and any and all liens, claims, interests, and encumbrances of any person served with the Motion either do not attach to the Icon Licenses or have been satisfied in full.  In addition, any and all unrecorded liens were required to be recorded to be validly perfected on the Icon Licenses.  The Consolidated Debtor has reviewed the filed claims in the cases, which were due by May 18, 2006 (July 7, 2006, for governmental units), and is not aware of any valid secured claim filed that would attach to the Icon Licenses.  To the extent any party disagrees with the Consolidated Debtor on any of these points, the claimed liens, claims, encumbrances, and interests are subject to a bona fide dispute.  To be a bona fide dispute under section 363(f)(4), there must be an objective basis for either a factual or legal dispute as to the validity of the debt.  In re OctagonRoofing, 123 B.R. 583, 590 (Bankr. N.D. Ill. 1991); In re Collins, 180 B.R. 447, 452 (Bankr. E.D.Va. 1995).  To qualify as a bona fide dispute, the propriety of the lien does not have to be the subject of an immediate or concurrent adversary proceeding.  In re Gaylord Grain L.L.C., 306 B.R 624, 627-28 (8th Cir. BAP 2004).  The sale should be free and clear of any such interests with such interests attaching to the sale proceeds.

5  The Icon Licenses were in the miscellaneous category of assets described in the disclosure statement, which had a projected range of value from $100,000 to $1 million for all assets in the miscellaneous category.

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

    21.           This Motion is supported by the Declaration of Lindsay Hoover from Venturi & Company and the Declaration of Randy Sugarman, the Plan Administrator.

WHEREFORE, the Debtor respectfully requests this Court to enter an order as follows:

1.         Authorizing the Consolidated Debtor to enter into the Asset Purchase Agreement, attached as Exhibit A to the Exhibit document filed herewith, with Icon Genetics GmbH, for the sale of the Icon Licenses for $50,000, subject to overbids;

2.         Approving the Consolidated Debtor’s assignment of the Icon Licenses contained in the Assignment and Assumption of Licenses, a true and correct copy of which is annexed to the Exhibit document filed herewith;

3.         Transferring the Icon Licenses described in the Asset Purchase Agreement pursuant to Bankruptcy Code section 363(f) free and clear of all Liens (as defined in the Asset Purchase Agreement), including:

i.         Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to intellectual property or the Icon Licenses, or have been satisfied in full;

ii.        The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale;

iii.       Any statutory liens that may arise under nonbankruptcy law based on the Consolidated Debtor’s insolvency proceedings or otherwise;

iv.       Any and all liens, claims, interests, and encumbrances of any person served with the Motion on the ground that such liens are in bona fide dispute; and

v.        All unrecorded liens to the extent such liens were required to be recorded to be perfected on the intellectual property.

4.         Approving the overbid procedures set forth herein;

5.         Considering any overbids presented at the hearing on this Motion in accordance with the overbid procedures set forth herein and reserving the right to continue the hearing on this Motion if more time is needed for overbids;

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH

6.         Approving Section 1.04, Article IV and Article VII of the Asset Purchase Agreement as immediately binding upon and enforceable obligations of the Consolidated Debtor in accordance with the Asset Purchase Agreement;

7.         Authorizing the Consolidated Debtor to execute and enter into the Reaffirmation Agreement and Reaffirmation Agreement, Assignment and Assumption Agreement, attached as Exhibits E and F to the Exhibit document filed herewith, contemporaneously with the Asset Purchase Agreement; and

8.         For such other and further relief as is just and appropriate in the circumstances of this case.

Dated: July 12, 2007		FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP

	By:	/s/ Paul J. Pascuzzi
PAUL J. PASCUZZI
Attorneys for Consolidated Debtor

MOTION TO APPROVE SALE AND
ASSIGNMENT OF NICOTIANA LICENSES
TO ICON GENETICS GMBH